Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 16, 2013 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-191811) and related Prospectus of TetraLogic Pharmaceuticals Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 31, 2013